NOTICE OF GUARANTEED DELIVERY

Harland Clarke Holdings Corp.

(f/k/a Clarke American Corp.)

OFFER TO EXCHANGE

$305,000,000 AGGREGATE PRINCIPAL AMOUNT OF
SENIOR FLOATING RATE NOTES DUE 2015 (CUSIP NUMBER 181592AE6)
AND
$310,000,000 AGGREGATE PRINCIPAL AMOUNT OF
9.50% SENIOR FIXED RATE NOTES DUE 2015 (CUSIP NUMBER 181592AG1),
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF
OUTSTANDING SENIOR FLOATING RATE NOTES DUE 2015
(CUSIP NUMBERS 181592AD8/U17935AB0)
AND
OUTSTANDING 9.50% SENIOR FIXED RATE NOTES DUE 2015
(CUSIP NUMBERS 181592AF3/U17935AC8)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Harland Clarke Holdings Corp., a Delaware corporation formerly known as Clarke American Corp. (the ‘‘Company’’), and certain of its subsidiaries made pursuant to the prospectus dated              (the ‘‘Prospectus’’), if certificates for the outstanding $305,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015 (CUSIP Numbers 181592AD8/U17935AB0) (the ‘‘Initial Floating Rate Notes’’) and the outstanding $310,000,000 aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 (CUSIP Numbers 181592AF3/U17935AC8) (the ‘‘Initial Fixed Rate Notes,’’ and together with the Initial Floating Rate Notes, the ‘‘Initial Notes’’) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to Wells Fargo Bank, N.A. (the ‘‘Exchange Agent’’) as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:    Wells Fargo Bank, N.A., Exchange Agent

By Registered and Certified Mail Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail:
Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9303-121
6th & Marquette Avenue
Minneapolis, MN 55479

    Attn: Reorganization Group

Or
By Facsimile Transmission:
(612) 667-6282

Telephone:
(800) 344-5128	By Hand Delivery Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building—12th Floor Minneapolis, MN 55402

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in ‘‘The Exchange Offer—Procedures for Tendering Initial Notes’’ section of the Prospectus.

Principal Amount of Initial Notes
Tendered1

$ ________________________________

Certificate Nos. (if available):

__________________________________

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$ ______________________________	Account Number ______________________________________

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X ______________________________________                                    ________________________________

X ______________________________________                                    ________________________________

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number: ________________________________

Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

[1]	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):	______________________________________________________________________ ______________________________________________________________________

Capacity:	______________________________________________________________________

Address(es):	______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in ‘‘The Exchange Offer— Procedures for Tendering Initial Notes’’ section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

______________________________________	______________________________________
Name of Firm	Authorized Signature
______________________________________	______________________________________
Address	Title
______________________________________	Name: ________________________________
Zip Code	(Please Type or Print)
Area Code and Tel. No. ____________________	Dated: ________________________________

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.